Exhibit 15.1

Our ref	AEO\605073\2078415v2
Your ref

Vimicro International Corporation 15th Floor Shining Tower No. 35 Xueyuan Road Haidian District Beijing 100083 People’s Republic of China	Direct: Mobile: E-mail:	+852 2971 3007 +852 9020 8007 richard.thorp@maplesandcalder.com

16 July 2007

Dear Sir

Vimicro International Corporation

We consent to the reference to our firm under the heading “Item 10 – Additional Information – E. Cayman Islands Taxation” in Vimicro International Corporation’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of July 2007.

Yours faithfully

MAPLES and CALDER